Exhibit 99.1

The following pro forma condensed consolidated balance sheet of LNC and its subsidiaries as of September 30, 2001 and the pro forma condensed consolidated income statements for the nine months ended September 30, 2001 and the year ended December 31, 2000 have been prepared based on the historical results of operations and financial condition of LNC and includes Swiss Re’s pending acquisition of LNC’s reinsurance operation that is anticipated to close late in the fourth quarter of 2001. Pro forma adjustments, which have been prepared by LNC’s management, and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial information.

The pro forma condensed consolidated balance sheet assumes that LNC’s transaction with Swiss Re was consummated as of September 30, 2001. The pro forma condensed consolidated income statements assume that LNC’s transaction with Swiss Re was consummated on January 1, 2000.

LNC believes that the following pro forma condensed consolidated financial information may not be indicative of the results that actually would have occurred if the divestiture described in this document had been in effect on the dates indicated or indicative of results which may be achieved in the future.

The pro forma condensed consolidated financial information and related notes on pages 8K-4 through 8K-7 of this filing should be read in conjunction with the audited consolidated financial statements of LNC.

8K-3

LINCOLN NATIONAL CORPORATION

Pro Forma Condensed Consolidated Balance Sheet
September 30, 2001
Unaudited [in millions]

		Pro Forma

		Reinsurance
	As	Transaction and
	Reported	Stock Sale	Adjustments			Consolidated

ASSETS:

Investments	$36,788.0	$(1,562.7)	$—			$35,225.3
Cash and invested cash	1,996.3	(57.7)	1,490.4	(a	)	3,429.0
Assets held in separate accounts	39,479.8	—	—			39,479.8
Amounts recoverable from reinsurers	3,818.3	2,231.1	—			6,049.4
Deferred acquisition costs	3,087.2	(475.1)	—			2,612.1
Other	5,036.4	(385.0)	500.0	(b	)	5,151.4

Total Assets	90,206.0	(249.4)	1,990.4			91,947.0

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Insurance and investment contract liabilities	80,440.8	(1,428.6)	—			79,012.2
Short and long-term debt	1,251.5	—	—			1,251.5
Company-obligated mandatorily redeemable securities of subsidiary trusts holding solely junior subordinated debentures	305.0	—	—			305.0
Other liabilities	2,840.1	1,869.6	—			4,709.7
Deferred gain	—	—	1,300.0	(c	)	1,300.0

Total Liabilities	84,837.4	441.0	1,300.0			86,578.4

Preferred stock	0.8	—	—			0.8
Common stock	1,252.5	—	—			1,252.5
Retained earnings	3,840.2	(671.6)	671.6	(d	)	3,840.2
Net unrealized gain on securities available-for-sale
and derivatives	268.2	(18.8)	18.8	(d	)	268.2
Other shareholders’ equity	6.9	—	—			6.9

Total Shareholders’ Equity	5,368.6	(690.4)	690.4			5,368.6

Total Liabilities and Shareholders’ Equity	$90,206.0	$(249.4)	$1,990.4			$91,947.0

8K-4

LINCOLN NATIONAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

Nine Months Ended September 30, 2001
Unaudited [in millions, except per share amounts]

		Pro Forma

		Reinsurance
	As	Transaction and
	Reported	Stock Sale	Adjustments			Consolidated

Revenue:

Insurance premiums	$1,397.2	$(1,150.2)	$—			$247.0
Insurance fees	1,171.3	(1.9)	—			1,169.4
Investment advisory fees	146.3	—	—			146.3
Net investment income	2,033.0	(234.5)	67.3	(e	)	1,865.8
Earnings in unconsolidated affiliates	1.3	(1.3)	—			—
Realized loss on investments	(75.8)	16.6	—			(59.2)
Other revenue and fees	233.8	(45.9)	72.5	(f	)	260.4

Total Revenue	4,907.1	(1,417.2)	139.8			3,629.7

Benefits and Expenses:

Benefits	2,664.8	(946.0)	—			1,718.8
Underwriting, acquisition,						—
insurance and other expenses	1,571.8	(339.7)	6.5	(g	)	1,238.6
Interest and debt expense	96.1	—	—			96.1

Total Benefits and Expenses	4,332.7	(1,285.7)	6.5			3,053.5

Income before Federal income taxes	574.4	(131.5)	133.3			576.2

Federal income taxes	137.8	(44.2)	46.6	(h	)	140.2

Income before cumulative effect of accounting changes	436.6	(87.3)	86.7			436.0

Cumulative effect of accounting changes	(15.6)	2.3	—			(13.3)

Net Income	$421.0	$(85.0)	$86.7			$422.7

Net Income Per Common Share-Basic	$2.23					$2.24

Net Income Per Common Share-Diluted	$2.18					$2.18

8K-5

LINCOLN NATIONAL CORPORATION

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

Year Ended December 31, 2000
Unaudited [in millions, except per share amounts]

		Pro Forma

		Reinsurance
	As	Transaction and
	Reported	Stock Sale	Adjustments			Consolidated

Revenue:

Insurance premiums	$1,813.1	$(1,373.1)	$—			$440.0
Insurance fees	1,661.4	(3.7)	—			1,657.7
Investment advisory fees	213.1	—	—			213.1
Net investment income	2,747.1	(309.1)	92.6	(e	)	2,530.6
Earnings in unconsolidated affiliates	(0.4)	(2.1)	—			(2.5)
Realized loss on investments	(28.3)	1.3	—			(27.0)
Other revenue and fees	445.5	(71.3)	112.0	(f	)	486.2

Total Revenue	6,851.5	(1,758.0)	204.6			5,298.1

Benefits and Expenses:
Benefits	3,557.2	(1,199.8)	—			2,357.4
Underwriting, acquisition,
insurance and other expenses	2,318.5	(381.2)	8.6	(g	)	1,945.9
Interest and debt expense	139.5	—	—			139.5

Total Benefits and Expenses	6,015.2	(1,581.0)	8.6			4,442.8

Income before Federal income taxes	836.3	(177.0)	196.0			855.3

Federal income taxes	214.9	(54.8)	68.6	(h	)	228.7

Net Income	$621.4	$(122.2)	$127.4			$626.6

Net Income Per Common Share-Basic	$3.25					$3.28

Net Income Per Common Share-Diluted	$3.19					$3.21

8K-6

LINCOLN NATIONAL CORPORATION

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

Balance Sheet Items:

The amounts presented in the Reinsurance Transaction and Stock Sale column reflect both the removal of the legal entities sold from the balance sheet, as well as the effects of the indemnity reinsurance transaction. For the indemnity reinsurance portion of the transaction, the assets transferred have been removed and an asset has been added for the net liabilities ceded to Swiss Re. In addition, a liability has been added as LNC will retain assets supporting certain liabilities on the business reinsured.

(a)	Pro forma adjustment to reflect LNC’s receipt of cash proceeds of $2.0 billion from Swiss Re’s acquisition of LNC’s reinsurance operations and earnings of the stock companies sold of $0.038 billion for the nine months ended September 30, 2001 net of disbursements of $0.5 billion in income taxes related to this transaction (see note (b) below), and $0.048 billion of transaction expenses.

(b)	Pro forma adjustment to reflect the deferred tax asset associated with the estimated deferred gain on the transaction with Swiss Re.

(c)	Pro forma adjustment to reflect the estimated pre-tax deferred gain on this transaction.

(d)	Pro forma adjustments to retained earnings and net unrealized gain on securities available-for-sale and derivatives to reflect the consolidating adjustment to equity relating to the indemnity reinsurance transactions and the sale of certain stock companies that comprise LNC’s reinsurance operations.

Income Statement Items:

The amounts presented in the Reinsurance Transaction and Stock Sale column reflect both the removal of the legal entities sold from the income statement, as well as the effects of the indemnity reinsurance transaction. For the indemnity reinsurance portion of the transaction with Swiss Re, the income statement related to this business has been removed.

(e)	Pro forma adjustment to net investment income reflects the net result of two items. The first item relates to interest that would have been earned during the period on the net proceeds in lieu of use of the net proceeds for expansion of LNC’s business or repurchase of LNC securities. Compounded interest was calculated on the net cash proceeds of $1.49 billion (see note (a) above) and capital retained of $0.5 billion using an interest rate of 4.54% which is the Lehman Brothers Intermediate Government/Corporate Bond Index rate at September 30, 2001. In addition, the interest adjustment assumed that the taxes on the transaction were not paid until April 15, 2000. Based upon these assumptions, the adjustment for interest earned was $70.9 million and $97.4 million for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively.

Secondly, the pro forma adjustment reflects the consolidating adjustment to add-back investment management fees charged by the Investment Management segment for internal investment management services that were deducted in the “Reinsurance Transaction and Stock Sale” column. The amount of the adjustment was $3.6 million and $4.8 million for the nine months ended September 30, 2001 and for the year ended December 31, 2000, respectively.

(f)	Pro forma adjustment to reflect the amortization of the deferred gain of $1.3 billion ($800 million after-tax).

(g)	Pro forma adjustment to reflect the consolidating adjustment to add-back corporate overhead expenses that were charged to the reinsurance operations and were eliminated in the “Reinsurance Transaction and Stock Sale” column. These expenses will continue to be incurred at the consolidated level.

(h)	The tax expense relates to the Federal income tax calculated at 35% on the items included in (e), (f) and (g).

8K-7